UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2006

MSO Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2-98395-NY	74-3134651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 175, Bannockburn, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 847-267-0801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        (b)  On April 12, 2006, Albert Henry entered into a Termination Agreement with MSO Holdings, Inc. (the “Company”) pursuant to which he resigned from the board of directors of the Company and resigned as Chief Executive Officer of the Company. Mr. Henry’s resignation from the Company’s board of directors was effective April 12, 2006. Mr. Henry’s resignation as Chief Executive Officer of the Company was effective April 17, 2006. Mr. Henry’s resignations did not relate to any disagreements with the Company on any matter related to the Company’s operations, policies or practices. The Company has not yet identified a replacement for Mr. Henry as a director or as a Chief Executive Officer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.11	Termination Agreement dated April 12, 2006 between the Company and Albert Henry.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSO Holdings, Inc.
By: /s/ Steven Straus
Steven Straus
President

Dated: April 18, 2006